MASTER SERVICE AGREEMENT

FOR

GEOPHYSICAL DATA PROCESSING SERVICES

BETWEEN

SCS CORPORATION

AND

PGS DATA PROCESSING, INC.

DATE: 07/02/2010

MASTER SERVICE AGREEMENT
FOR
GEOPHYSICAL DATA PROCESSING SERVICES

TABLE OF CONTENTS

MASTER SERVICE AGREEMENT
FOR
GEOPHYSICAL DATA PROCESSING SERVICES

This Master Service Agreement for Geophysical Data Processing Services is entered into on ______ ("Effective Date") by and between **SCS CORPORATION** ("Company"), a Delaware corporation, and a wholly owned subsidiary of Hyperdynamics Corporation, whose principal place of business address is at 12012 Wickchester Lane, Suite 475, Houston, Texas 77079 and **PGS DATA PROCESSING, INC.** ("PGS"), a Delaware Corporation, with its principal place of business at 15150 Memorial, Houston, Texas 77079 ("Master Agreement"). Company and PGS may each be referred to as a "Party" or collectively as the "Parties".

For and in consideration of the mutual covenants set forth herein, the Parties agree as follows:

DEFINITIONS

In this Agreement, the following words and expressions shall have the following meanings unless the context otherwise requires:

"Affiliate" means, in respect of any person, firm or company:

(i) any person, firm or company which it owns or controls;
(ii) any person, firm or company which owns or controls it; or
(iii) any person, firm or company which is under common ownership or control with it.

For the purposes of this definition, "ownership" shall mean, in the case of a corporation or other entity which issues voting securities, any entity having the right to exercise directly or indirectly the vote of more than 50% (fifty percent) (or such lesser percentage which results in actual, de facto control) of the voting securities in the relevant entity or, in the case of any partnership, trust or other entity, any entity having at least 50% (fifty percent) of the interest in the profits of the relevant entity and "owns" shall be construed accordingly. "Control" shall mean the ability to control or determine the management of any relevant entity, whether by the election of members of the board of directors or other governing body of such entity or by any other means;

"Claims" means all claims, demands, causes of action, liabilities, damages, judgments, fines, penalties, awards, losses, costs, expenses (including, without limitation, reasonable attorneys' fees, court costs, and expert fees) of any kind or character arising out of, or related to, the performance of

or subject matter of this Master Agreement;

"Company Group"	means the Company, its Co-Venturers, the contractors of the Company or its Co-Venturers, the Affiliates of each of the foregoing and the officers and employees (including agency personnel) of each of them, but shall not include any member of the Contractor Group;
"Company Representative"	means the person designated as such by notice in writing from the Company to the Contractor from time to time for the purposes of Section 4.2;
"Co-Venturer"	means any co-venturer of the Company from time to time having an interest in the exploration and/or production licence, or being party to an agreement with the Company to jointly explore or evaluate any area, in respect of which the Services are to be performed and the successors in interest of such Co-Venturers or the assignees of any interest of such Co-Venturers;
"PGS Group"	means the Contractor, its sub-contractors, its and their Affiliates, the directors, officers and employees of each of them and the Contractor's Personnel but shall not include any member of the Company Group;
"PGS Personnel"	means all individuals, whether or not employees of the Contractor, directly engaged in the provision of the Services under the direct supervision and control of the Contractor;
"PGS Representative"	means the person designated as such by notice in writing from the Contractor to the Company from time to time for the purposes of Clause 4;
"Third Parties"	means any persons, parties or entities that are not included in the Company Group, PGS Group, or an affiliate or a Co-Venturer.

1. NATURE OF THE WORK

1.1 Scope of Services. PGS agrees to provide to Company data processing and other geophysical services in accordance with the terms and conditions of this Master Agreement and applicable Supplement ("Services") as may be designated from time to time by Company and accepted by PGS on a project-by-project basis. Each Service shall be covered by a supplemental agreement as provided in Section 2. Such Services shall be conducted for the exclusive benefit of Company or its nominees.

1.2 No Obligation to Request Services or Provide Services. This Master Agreement neither obligates Company to request the performance of Services nor PGS to accept a request from Company to perform Services.

2. SUPPLEMENTAL AGREEMENTS

2.1 Supplements. For each geophysical Service, Company and PGS shall enter into a supplemental agreement ("Supplement") similar to that set forth in Attachment 1, which shall become a part of this Master Agreement. Each Supplement shall be identified in numerical order.

2.2 Supplement Designation. Any Supplement attached to this Master Agreement shall describe the specific data to be processed, Services to be performed, the approximate time schedule for completion of Services, and such other specific requirements including, without limitation, insurance requirements, pricing, invoicing, unique to the individual data processing service.

2.3 Supplement Services. PGS shall render the Services described in any Supplement and Company shall compensate PGS at the rates specified in the Supplement.

2.4 Controlling Nature of Master Agreement. This Master Agreement and the applicable Supplement shall control the request and performance of any Services covered by such Supplement. Any request from Company for Services (including any request for proposal or request for bid) shall be construed as Company's offer to PGS to have PGS perform the Services covered by such request pursuant to this Master Agreement and the form of Supplement. PGS' acceptance of such offer shall be evidenced only by the Parties' signing of the applicable Supplement. This Master Agreement shall prevail where any of its provisions are inconsistent with those in a Supplement, except where a specific provision in a Supplement expressly provides that it shall supersede a specific provision in this Master Agreement. Each Supplement shall be executed and dated by a duly authorized representative of each Party.

3. TERM OF AGREEMENT

3.1 Term. This Master Agreement is effective from the Effective Date and shall remain in effect until either Party terminates it by giving the other thirty (30) days advance written notice. However, if a Supplement is in effect when such notice is given, termination of the Master Agreement shall not be effective until the date of termination of such Supplement, unless terminated pursuant to Sections 3.2 or 3.3.

3.2 Early Termination. The Parties agree that the Services provided by PGS in each Supplement cannot be cancelled or terminated prior to completion without Company paying an Early Termination Fee to PGS, except for Force Majeure or Default by PGS. The Early Termination Fee shall be calculated as fifteen percent (15%) of the total amount that should have been paid to PGS to complete the Services under the applicable Supplement and any other amounts due under this Master Agreement.

3.3 Termination due to Default of the Parties. Either Party may terminate this Master Agreement for cause upon the occurrence of a Default. The non-defaulting Party shall

provide the defaulting Party at least five (5) days' written notice of such termination. Any of the following shall constitute a "Default" by a Party:

(i) In the case of Company, Company shall fail to pay timely the portion of any of PGS' invoices that is not disputed in good faith pursuant to Section 7 or with respect to which the disputed portion has been resolved pursuant to Section 7;

(ii) In the case of PGS, if PGS fails to perform its services specified herein within the time-periods and to the specifications herein provided.

(iii) In the case of Company or PGS, such Party or its assets shall become the subject of a voluntary or involuntary proceeding under applicable bankruptcy or debtor-relief laws, shall assign all or substantially all of its assets for the benefit of creditors, or shall have a receiver appointed by a court of competent jurisdiction; or

(iv) In the case of Company or PGS, and except as provided in (i) above, such Party shall be in breach of or in default under any of its material obligations under this Master Agreement, and such Party shall not have commenced reasonable efforts to cure such default or breach within twenty (20) days of receipt of notice of such breach or default from the other Party.

3.4 Remedies in the event of Default by Company. In the event PGS terminates this Master Agreement due to the Default of Company, PGS shall be entitled to twenty percent (20%) of the amount that should have been paid to PGS to complete the Services under the applicable Supplement and any other amounts due under this Master Agreement.

3.5 Remedies in the event of Default by PGS. In the event Company terminates this Master Agreement due to default of PGS, Company shall be entitled to receive (1) all raw seismic data of Company held by PGS, (2) the processed data paid for by Company to date of termination, and (3) any other remedies due under this Master Agreement.

4. COMPANY'S OBLIGATIONS

4.1 Company Data. It is presumed that Company will have backup copies of all Data delivered to PGS; Company shall deliver to PGS all geophysical, geological and related data, including but not limited to field tapes, records, drawings, logs, and other materials, owned by or licensed to Company ("Data") and other materials required to perform the Services before PGS begins the Services, at Company's cost and risk; and Company warrants and represents to PGS that it has the right and authority to provide the Data under the terms and conditions contained in the Master Agreement and any applicable Supplement without violating the legal rights of, or its contractual obligations to, any third party. Title to Company Data shall remain with Company. Company shall receive title to any deliverables hereunder upon payment in full of PGS' fees and charges. In cases where the Data being provided is owned by a third party and subject to terms and conditions of a license agreement, Company shall identify owners of licensed data being provided and any specific data handling requirements as the license may require. Except for the provisions recognizing that Company shall retain and receive title to all data, the foregoing shall not apply in instances when PGS acquires the data itself or from a subsidiary.

4.2 Company Representative. Company shall designate in each Supplement one or more representatives who shall be authorized to (i) act for the Company as to all matters relating to the Supplement including but not limited to consulting with PGS' project manager or other representative for the purpose of planning, coordinating and performing quality control of the Services while in progress; (ii) bind the Company, and (iii) review and approve the final product of such Services. The Company Representative shall be technically competent, and fully familiar with the area, and this Master Agreement and the applicable Supplement. Company may, from time to time and in writing, replace a Company Representative.

5. PGS' ADDITIONAL OBLIGATIONS

In addition to its obligations to provide the Services specified herein, PGS also agrees as follows:

5.1 Personnel and Equipment. PGS agrees to provide the personnel, equipment, facilities, and materials specified or otherwise reasonably required to accomplish the Services covered by this Master Agreement during the normal business hours and days observed at its Houston, Texas processing center.

5.2 Commencement and Completion of the Services. PGS shall use reasonable efforts to commence and complete the Services according to the schedule specified in each Supplement and shall advise Company of any anticipated change from the schedule.

5.3 Reports. If the delivery of a written final or other report is required upon completion of the Services ("Report"), the price for, description of contents and specifications of, and the time for the preparation and delivery of such Report shall be set forth in the applicable Attachment to this Master Agreement or applicable Supplement.

6. CONFIDENTIALITY

6.1 Confidentiality. PGS shall maintain as confidential all Data generated by PGS or received from Company and any Reports produced therefrom by PGS as part of the Services. PGS' compliance with such obligation will be deemed fulfilled if it exercises as to such Data and Reports the same standard of care as PGS normally exercises in the protection of its own proprietary information. Reciprocally, Company shall observe the above secrecy obligation, insofar as it has access to and knowledge of the equipment, instruments, programs, procedures, and the design and operation thereof, which are proprietary to PGS.

6.2 Confidentiality Exceptions. The obligations of confidentiality and limited use contained in this Master Agreement or any Supplement shall not apply to information subject to this Master Agreement or any Supplement which (a) at the time of disclosure to the receiving Party, was publicly available as evidenced by written publications; (b) after disclosure to the receiving Party, became publicly available by written publication through no fault of the receiving Party; (c) at the time of disclosure to the receiving Party, was already in the possession of the receiving Party as evidenced by written records, and was not acquired directly or indirectly from the disclosing Party; (d) after disclosure to the receiving Party, the receiving Party acquired the information from a third party having the right to convey the same, provided the receiving Party is not obligated to hold such information in confidence by such third party; (e) is furnished to a third party by the disclosing Party without any restriction on the third party's

rights to disclose such information; (f) is authorized in writing by the disclosing Party to be released from the confidentiality and limited use obligations herein; or (g) is required to be disclosed by law or by legal process.

7. PAYMENT & TAXES

7.1 Payment. Company agrees to make timely payment to PGS of all amounts due for Services rendered, in accordance with the fee schedules and amounts set forth each applicable Supplement. Unless otherwise provided for in the applicable Supplement, invoices shall be submitted on a monthly basis for the work performed in the preceding calendar month. Payment of each invoice shall be due within thirty (30) days of the date of invoice. If Company fails to pay all or any portion of any invoice within the said thirty (30) day period, the unpaid amount thereof shall bear interest until paid at a rate equal to one and one half percent (1.5%) per month or the maximum rate allowed by applicable law, whichever is less, until paid. Company shall not have the right to withhold from payment any portion of an invoice that is not disputed in good faith by Company. Each invoice shall be deemed undisputed unless Company shall have delivered to PGS a notice within five (5) days of the due date for the payment of the affected invoice, stating that such invoice is disputed, the amount disputed, and the reasons for claiming that such invoice is disputed. The disputed portion of any invoice shall become due and payable within thirty (30) days after such dispute is resolved by the Parties or applicable proceedings. Should Company fail to meet its payment obligations hereunder, PGS shall own all rights, title and interest to all deliverables and other information acquired or created as a result of the Services, until such time as full payment, and all accrued interest thereon, has been received.

7.2 Taxes. All compensation and payments due PGS hereunder are stated exclusive of any value added tax, sales tax, service tax, stamp tax or similar tax which may be levied on such compensation or payments. Any such tax if imposed by the taxing authorities having jurisdiction over this Master Agreement or applicable Supplement shall be separately stated on the applicable invoices and shall be paid by Company to PGS. PGS shall remit these taxes collected to the appropriate taxing authorities. Should PGS fail to charge Company any applicable taxes or charges that PGS is obligated to remit under law and the appropriate taxing authority subsequently requests and demands payment of same from PGS, Company shall reimburse PGS if a Claim is made by PGS against Company within one (1) year from the date such taxes or charges are paid by PGS. PGS will provide Company with a receipt or sufficient secondary documentation evidencing remittance of said tax obligation on behalf of Company.

8. DATA AND TAPE LIABILITY

8.1 Company Data. In circumstances where the data is acquired by a third party, it is presumed that Company will have backup copies of all Data delivered to PGS, and PGS shall have no liability to Company for loss, destruction or damage to any Data that is in the possession of the Company or any shipper, transporter, courier, delivery service, other designated third party, or that is recorded on defective or inadequate tapes or other media supplied by Company.. For the avoidance of doubt, the foregoing shall not apply when PGS acquires the data.

8.2 Third Party Items. PGS' liability with regard to media, materials or equipment furnished by a third party shall be limited to the assignment of such third party's warranties to Company, to the extent such warranties are assignable.

8.3 PGS' Liability. PGS' sole liability for loss, destruction or damage to any Data in PGS' possession shall be limited to the lesser of the cost of reprocessing, recopying, reformatting, or reconstituting the lost, destroyed or damaged Data, if such loss may be reasonably corrected through the provision of tape copies or further reprocessing services, or that portion of the cost of the Services related to the loss, destruction or damage. In no event shall PGS' liability for loss, destruction or damage to any Data exceed the total value of the Services provided under any applicable Supplement.

8.4 Data Storage. PGS shall not be required to store, hold or save any Data, Reports, records or other information in any media about or arising from the Services after completion of the Services.

9. LIABILITY AND INDEMNIFICATION

9.1 Liability and Indemnity. In those matters in which a Party is required to indemnify the other Party, the indemnifying Party shall release, protect, defend, indemnify and hold the indemnified Party and its Group (as defined below) harmless from and against any and all Claims (as defined below) against the indemnified Party or any member of its Group, and shall pay all costs, expenses, fines, penalties, and interest incidental thereto and judgments resulting therefrom (including, without limitation, court costs and reasonable attorneys' fees incurred in the defense of any such Claims).

9.2 Application of Indemnities. **EXCEPT TO THE EXTENT OTHERWISE EXPRESSLY PROVIDED IN THIS MASTER AGREEMENT, ANY INDEMNITY OR RELEASE GRANTED TO A PARTY IS GIVEN "REGARDLESS OF CAUSE" INCLUDING WHO MAY BE AT FAULT OR OTHERWISE RESPONSIBLE UNDER ANY CONTRACT, STATUTE, RULE OR THEORY OF LAW, AND INCLUDING WITHOUT LIMITATION, THE SOLE, JOINT, OR CONCURRENT NEGLIGENCE OF ANY INDEMNITEE, WHETHER ACTIVE OR PASSIVE, GROSS OR WILLFUL MISCONDUCT, STRICT LIABILITY, LATENT, PATENT, OR PRE-EXISTING DEFECTS OR CONDITIONS, AND EVEN THOUGH THE INDEMNITOR MAY BE PROTECTED FROM DIRECT SUIT BY STATE WORKERS' COMPENSATION LAWS OR ANY OTHER WORKERS' COMPENSATION LAWS.**

9.3 PGS' Liability. **REGARDLESS OF CAUSE AS SPECIFIED IN SECTION 9.2,** PGS shall release, indemnify, defend and hold Company Group harmless from and against any and all Claims for property damage or loss and/or personal injury, illness or death incurred by the PGS Group arising out of, or related to this Master Agreement.

9.4 Company's Liability. **REGARDLESS OF CAUSE AS SPECIFIED IN SECTION 9.2,** Company shall release, indemnify, defend and hold the PGS Group harmless from and against any and all Claims for property damage or loss and/or personal injury, illness or death incurred by the Company Group arising out of, or related to this Master Agreement.

9.5 Texas Civil Practices & Remedies Code. In the event any particular Supplement under this Master Agreement is subject to the indemnity limitations in Chapter 127

of the Texas Civil Practices and Remedies Code (or any successor statute), and so long as such limitations are in force, each Party agrees to the indemnity obligations contained in paragraphs 9.4 and 9.5 above, and agrees that said obligations will be supported with insurance (or qualified self-insurance) in favor of the other Party (and its Group) as indemnities with minimum amounts and types not less than those specified in Section 10 of this Master Agreement.

9.6 Indemnification for Third Party Claims PGS and Company, respectively, shall indemnify, defend and hold one another and their respective Group harmless from and against any and all Claims by Third Parties for personal or bodily injury, sickness, disease or death, or property loss or damage, which is attributable to the PGS Group's or the Company Group's respective negligence or other conduct arising out of, or related to, this Master Agreement; provided, however, that such liability shall be limited to the percentage degree applicable to such negligence or other conduct of the indemnifying party upon which the Claims are based.

9.7 Patent Indemnity. PGS as to PGS Group's equipment and information and Company as to Company Group's equipment and information, and either Party specifying the use of particular equipment, information or methods of operation, shall release, indemnify, defend and hold harmless the other and its Group from and against any and all damages and expenses arising out of a Claim of actual or alleged infringement of patent or other intellectual property rights asserted in connection with the use of such equipment, information or methods of operation.

9.8 Data Ownership Indemnity. REGARDLESS OF CAUSE AS SPECIFIED IN SECTION 9.2, Company shall release, indemnify, defend and hold the PGS Group harmless from and against any and all Claims arising from or out of any breach by any member of Company Group of the warranty and representation contained in Section 4.1 of this Master Agreement.

9.9 Consequential Damages. Notwithstanding anything contained in this Master Agreement to the contrary except for (1) indemnifications for or in regard to third party claims as set forth in Clause 9.7 above and (2) the Early Termination Fee, neither Party nor its Group shall be liable to the other Party and its Group for, and each Party and its Group herby releases the other Party and its Group, from, and of its own consequential, incidental, indirect, special, exemplary and punitive damages arising out of this Master Agreement or any Supplement or any breach thereof, including without limitation all damages for loss of revenue, loss of profit, loss of use of capital, lost opportunity, production delays, reduction or cessation of production or system throughput, loss of product, reservoir loss or damage, losses resulting from failure to meet other contractual commitments or deadlines, and losses resulting from downtime of facilities or vessels, howsoever same may be caused.

9.10 Conspicuousness. The Parties agree and acknowledge that the provisions in this Master Agreement meet the conspicuousness and express negligence requirements under Texas law.

10. INSURANCE

10.1 Insurance. In support of the mutual indemnity obligations contained in Section 9 above, the Parties each agree to obtain insurance or qualified self-insurance with minimum coverages and dollar limits not less than those specified in this Section 10.

10.2 Types and Amounts. The Parties shall, at their sole cost maintain, so long as any Supplement to this Master Agreement remains in force, with one or more reputable insurance companies, the following insurance:

(a) Comprehensive General Liability, including Contractual Liability covering subject to policy terms and conditions, with combined single limits of $1,000,000 per person per occurrence for injuries to or death of persons and damage to property;

(b) Owned and Non-Owned Automobile Liability Insurance for bodily injury and property damage, with combined single limits of $1,000,000;

(c) Workers' Compensation and Occupational Disease Insurance in compliance with all federal and state laws in the jurisdiction where the Services are performed. The policy shall contain coverage extensions as follows: (i) Employer's Liability with a limit of at least $1,000,000 per occurrence.

(d) Excess Liability Insurance providing coverage in excess of the foregoing insurances, excluding statutory insurance coverage, with limits of $1,000,000.

10.3 Certificates of Insurance. Upon written request, the Parties will provide each other with Certificates of Insurance evidencing that PGS and Company, respectively, are in compliance with all of the above requirements. Said certificate will provide that the other Party will be given thirty (30) days' prior written notice in the event of cancellation of any of the insurance policies specified in the certificate.

10.4 Waivers and Endorsements. Each Party agrees that its insurance policies related to the Services, including but not limited to those required by this Master Agreement, shall, to the extent of the liabilities assumed by such Party, (i) name the other Party (and its Group as defined in Section 9), as additional insured (except for workers compensation coverage), (ii) waive subrogation against the other Party and its Group and their insurers, and (iii) be primary as respects any other insurance coverage in favor of the other Party and its Group. Any and all deductibles or retentions applicable to the Parties' insurance coverages shall be assumed by said Party at its sole expense. Unless prohibited or limited by applicable law, insurance provided by the Parties in support of their respective indemnity obligations set forth in this Section shall in no way serve to limit each such Party's indemnity obligations.

11. WARRANTY

11.1 Services. PGS warrants that the Services will comply with the material aspects of the specifications and other technical requirements of this Master Agreement for a period of thirty (30) days after completion of the Services. . **PGS MAKES NO OTHER WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY SERVICES, GEOPHYSICAL DATA, TAPES, OR REPORTS, AND DENIES AND NEGATES ANY SUCH WARRANTIES OR REPRESENTATIONS.**

11.2 Interpretation. Any interpretation of the Data (whether made directly from geophysical or seismic data provided to or by PGS, or by data processing or otherwise) or interpretation of test or other data, and any recommendations or reservoir description based

upon such interpretations, are opinions based upon inferences from measurements and empirical relationships and assumptions, which inferences and assumptions are not infallible, and with respect to which professional geophysicists or analysts may differ. **ACCORDINGLY, PGS CANNOT AND DOES NOT WARRANT THE ACCURACY, CORRECTNESS OR COMPLETENESS OF ANY SUCH INTERPRETATION, RECOMMENDATION OR RESERVOIR DESCRIPTION. UNDER NO CIRCUMSTANCES SHOULD ANY SUCH INTERPRETATION, RECOMMENDATION OR RESERVOIR DESCRIPTION BE RELIED UPON AS THE SOLE BASIS FOR ANY DRILLING, PRODUCTION OR FINANCIAL DECISION OR ANY PROCEDURE TO BE PERFORMED BY COMPANY GROUP.** Company has full responsibility for all such decisions and for all decisions concerning other procedures relating to the drilling, production or any other of Company's operations.

11.3 Electronic Transmission. PGS does not warrant the accuracy of information transmitted by electronic processes and will not be responsible for any liability resulting from breach of the integrity of the information, including any accidental or intentional interception of such information by others.

12. AUDIT

12.1 Right to Audit. PGS agrees that Company, at its sole cost and expense or a duly authorized representative of Company, shall have access to and the right to reproduce, at all reasonable times and after reasonable notice during the term of this Master Agreement and any Supplement, and for one (1) year from the date the costs were incurred such records, documents, and files pertaining to Services hereunder for the purposes of audit and verification of reimbursable charges, performance time charged, and production quantity charged. PGS agrees to maintain complete and accurate records of all aspects of the Services provided hereunder. Notwithstanding anything to the contrary herein, compensation stated in terms of fixed percentages or fixed lump sums shall not be subject to audit under this Section. Any audit so conducted by Company hereunder shall be directed solely to PGS' records related to the Services performed hereunder for Company and Company payments and reimbursements related thereto and shall not encompass PGS' operations on behalf of any other clients. No such audit shall pertain to any intellectual/property or trade secrets of PGS or records or periods of time which have previously been audited by Company.

12.2 Audit Results. Upon completion any audit, Company shall pay PGS any compensation due hereunder as shown by the audit. Any amount by which the total payments made by Company to PGS exceeds the amount due PGS as shown by the audit shall be promptly refunded to Company.

13. FORCE MAJEURE

13.1 Definition. The term "Force Majeure" shall mean acts of God, earthquakes, fire, storm, lighting, flood, hurricane or other severe weather conditions, war, civil disturbances, strikes, lockouts or other industrial disturbances, legal restraint including but not limited to patent infringement, governmentally imposed rules, regulations or moratoriums or any other cause whatsoever, whether similar or dissimilar to the causes herein enumerated, outside of the reasonable control of the Party affected but specifically excluding financial distress.

13.2 Excuse. Neither Company nor PGS shall be responsible for failure to perform, except for the payment of monies, the terms of this Master Agreement and/or Supplements thereto, when performance is prevented by Force Majeure.

13.3 Termination due to Force Majeure. If performance is discontinued as a result of an event of Force Majeure for more than thirty (30) consecutive days, either Party may terminate any Supplement by giving the other Party ten (10) days' prior written notice of such termination. Termination of such Supplement pursuant to this Section shall not relieve Company of its obligation to pay PGS the amounts due to PGS for Services performed through the effective date of such termination.

14. GOVERNING LAW, VENUE AND WAIVER OF JURY TRIAL

14.1 Law. THIS MASTER AGREEMENT AND ANY APPLICABLE SUPPLEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF TEXAS, EXCLUDING CONFLICTS OF LAW AND CHOICE OF LAW PRINCIPLES.

14.2 Venue. THE PARTIES AGREE THAT VENUE SHALL LIE EXCLUSIVELY FOR ANY CLAIM BROUGHT UNDER THIS MASTER AGREEMENT AND ANY APPLICABLE SUPPLEMENT IN COURTS WITH COMPETENT JURISDICTION IN HARRIS COUNTY, TX, AND EACH PARTY WAIVES ANY OBJECTION IT MAY HAVE THERETO AND AGREES TO WAIVE ANY OBJECTION TO PERSONAL JURISDICTION IN HARRIS COUNTY, TX.

14.3 Waiver of Jury Trial. IN THE EVENT OF LITIGATION, THE PARTIES WAIVE A TRIAL BY JURY AND CONSENT TO A BENCH TRIAL.

15. NOTICES

15.1 Notice shall be deemed properly given if in writing to either Party (a) in person, or (b) by e-mail or FAX, or (c) by certified or registered mail (return receipt requested), with all postage and charges pre-paid, to the respective Parties at their addresses given below or at such other address as the Party may designate, from time to time, to the other Party. Notice also shall be given to the Company representative(s) designated in the relevant Supplement in effect at the time. Notice shall be deemed effective as of the date of receipt.

To Company

SCS CORPORATION
12012 Wickchester Lane, Suite 475
Houston, Texas 77079
Attn: Stephen F. Barrett
Phone: 713-353-9408
Fax: 713-353-9421
Email: sbarrett@hyperdynamics.com

To PGS PGS Data Processing, Inc.
15150 Memorial Drive
Houston, Texas 77079
Attn: Laurent Houy
Phone: (281) 509-8484
Fax: (713) 509-8500
Email: Laurent.houy@pgs.com

15.2 Changes to Notices. Either Party hereto may from time to time change its address for service by giving written notice to the other.

16. MISCELLANEOUS PROVISIONS

16.1 Headings. Captions and Sections are included for convenience only and shall not be used to interpret the contents of this Master Agreement

16.2 Severability and Waiver. Should any provision of this Master Agreement and/or Supplement, or a portion thereof, be unenforceable or in conflict with governing country, state, province, or local laws, then the validity of the remaining provisions, and portions thereof, shall not be affected by such unenforceability or conflict, and this Master Agreement shall be construed as if such provisions, or portion thereof, were not contained herein. Failure of Company or PGS to enforce any of the terms and conditions of this Master Agreement shall not prevent a subsequent enforcement of such terms and conditions or be deemed a waiver of any subsequent breach.

16.3 Independent Contractor. The Parties intend that in performing the Services, PGS shall act as an independent contractor, with the authority to control, direct and manage the performance of the details of the Services. This Master Agreement (including Supplements) shall not be construed so as to constitute PGS as the agent, servant, partner, joint venturer, or employee of Company. Neither Party shall have any authority, express or implied, to enter into any contracts, obligations, or commitments in behalf of or binding on the other Party. It is intended that the relationship between the Parties be contractual and not fiduciary, and the Parties expressly disavow the creation of any fiduciary relationship.

16.4 Intellectual Property. While providing the Services to Company, PGS may utilize expertise, know-how and other intellectual property and develop additional expertise, know-how and other intellectual property which are PGS' exclusive property and which PGS may freely utilize in providing services for its other customers. Except where expressly and specifically indicated in writing, and in exchange for appropriate payment, PGS does not hereby undertake to develop any intellectual property for ownership by Company, and PGS retains sole ownership of any such intellectual property created by PGS during the course of providing Services hereunder. PGS grants no title or license or right to Company to use PGS' intellectual property. PGS will have no obligation to disclose to Company or any other person or entity the substance of any know-how, equations, formula, procedures or other information which PGS considers to be proprietary to it and which PGS has used or may have used in connection with the Services

16.5 Assignment. The rights and obligations of the Parties under this Master Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the respective Parties. Neither the rights nor obligations under this Master Agreement may be assigned in whole or in part by either Party without the written consent of the other Party, which consent will not be unreasonably withheld. PGS may, however, without the consent of the Company, assign any receivables due to PGS under this Master Agreement, and/or assign this Master Agreement to an affiliate of PGS.

16.6 Compliance with Laws. The Parties shall comply with all laws and regulations (including tax laws and regulations) applicable to their performance under this Master Agreement. PGS shall abide by its HSE Guidelines, attached hereto and incorporated in this Master Agreement as Attachment 2.

16.7 Code of Conduct. Both Parties shall conduct its relations with each other in a manner which is ethical and of the highest integrity. Both Parties shall exercise reasonable care and diligence to prevent any actions or conditions which could result in a conflict with either Party's best interests. This obligation shall apply to the activities of the Party's employees, and their relations with the employees, and their families, of the other Party, and of third parties arising from this Master Agreement and accomplishing Services hereunder. Both Parties efforts shall include, but not be limited to, establishing precautions to prevent its employees or agents from making, receiving, providing, or offering substantial gifts, entertainment, payments, loans, or other considerations for any purpose whatsoever.

16.8 Publicity. Each of the Parties agrees that it will not disseminate any press release or public announcement concerning this Master Agreement or its performance to any person without the other Party's prior written consent (which shall not be unreasonably withheld or delayed). Each Party agrees to instruct its advisers, whether financial, accounting, legal or otherwise, not to disseminate any of such information to any other person without the other Party's prior written consent (which shall not be unreasonably withheld or delayed) provided always that the provisions of this clause shall not preclude either Party or its advisers from making any disclosure of information required pursuant to the provisions of any statute or the order or requirements of a court, administrative agency, other governmental body or relevant stock exchange.

16.9 **Deceptive Trade Practices Consumer Protection Act (DTPA).** COMPANY REPRESENTS TO PGS THAT IT (I) IS IN THE BUSINESS OF SEEKING OR ACQUIRING, BY PURCHASE OR LEASE, GOODS OR SERVICES FOR COMMERCIAL OR BUSINESS USE, (II) HAS (OR IT IS OWNED OR CONTROLLED BY A CORPORATION OR ENTITY WITH) ASSETS OF $25 MILLION OR MORE ACCORDING TO ITS MOST RECENT FINANCIAL STATEMENT PREPARED IN ACCORDANCE WITH GAAP, AND (III) THEREFORE, IS A "BUSINESS CONSUMER" AND NOT A "CONSUMER" AS THOSE TERMS ARE DEFINED AND USED IN THE DECEPTIVE TRADE PRACTICES CONSUMER PROTECTION ACT, SECTION 17.41, ET. SEQ., OF THE BUSINESS AND COMMERCE CODE OF THE STATE OF TEXAS ("DTPA"). WITHOUT IMPAIRING THE FORGOING REPRESENTATIONS, IF COMPANY HAS RIGHTS UNDER THE DTPA, COMPANY HERBY WAIVES SUCH RIGHTS. TO EVIDENCE ITS ABILITY TO GRANT SUCH A WAIVER, COMPANY REPRESENTS TO PGS THAT IT (I) HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTION CONTEMPLATED HEREBY, (II) IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION, AND (III) IS REPRESENTED BY LEGAL COUNSEL. AFTER CONSULTATION WITH ITS ATTORNEY OF ITS OWN SELECTION, COMPANY VOLUNTARILY CONSENTS TO THIS WAIVER.

16.10 **Survival of Terms**. The termination of this Master Agreement shall not release the Parties from obligations which, expressly or by their nature, survive the termination hereof beyond such termination. In particular, and as examples and not by way of limitation, each Party shall remain, notwithstanding the termination of this Master Agreement, bound to their respective obligations arising under Sections 4, 6, 7, 9, 11, 14, and 16.4.

16.11 **Negotiated Instrument**. This Master Agreement represents a negotiated agreement and no portion shall be construed for or against either Party by virtue of its having been drafted by that Party.

16.12 **Entire Agreement**. This Master Agreement and any applicable Supplements contains the entire agreement and all understandings concerning the subject matter between the Parties, and supersedes and replaces all prior negotiations, proposed agreements, written and oral, and all executed agreements. Each of the Parties hereto acknowledges that neither Party has made any promise, representation or warranty whatsoever, express or implied, not contained in this Master Agreement concerning the subject matter hereof, to induce them to execute this Master Agreement and any applicable Supplement, and acknowledges that they have not executed this Master Agreement or any Supplements upon any such promise, representation or warranty not contained herein.

The Parties have executed this Master Agreement as of the Effective Date.

SCS Corporation

By: [signature]

Name: RAY LEONARD

Title: PRESIDENT & CEO

Date: JULY 2, 2010

PGS Data Processing Services Inc.

By: [signature]

Name: PETER WIJNEN

Title: VP DATA PROCESSING NSA

Date: July 12, 2010